                                                                    EXHIBIT 5.1

          [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                          February 19, 1999


UnionBanCal Corporation
400 California Street
San Francisco, CA  94104

Ladies and Gentlemen:

          We have acted as special counsel to UnionBanCal Corporation, a California corporation (the "Company"), UnionBanCal Finance Trust I ("Finance Trust I"), UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV, each a statutory business trust created under the Business Trust Act of the State of Delaware (together with Finance Trust I, each, a "Trust," and collectively, the "Trusts"), in connection with the preparation of the Registration Statements on Form S-3 (Nos. 333-67581, 333-67581-01, 333-67581-02, 333-67581-03 and 333-67581-04 (such Registration
Statements, as amended, being hereinafter referred to as the "Registration Statement") filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the Company's (a) unsecured senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the "Debt Securities"), which may be issued pursuant to an indenture, between the Company and The First National Bank of Chicago, as Trustee, (b) shares of Preferred Stock, which may be represented by depositary shares evidenced by depositary receipts, which may be issued under deposit agreements to be entered into by the Company in respect of the Depositary Shares; (c) shares of Common Stock, and (d) guarantees of the Preferred Securities of the Trusts (the "Preferred Securities Guarantee") to be issued under one or more guarantee agreements to be entered into by the Company; and
(ii) the Trusts' preferred securities (the "Preferred Securities") that are to be issued by each Trust pursuant to its respective Amended and Restated Declaration of Trust.

UnionBanCal Corporation
February 19, 1999
Page 2


          On February 11, 1999, the Company and Finance Trust I entered into an Underwriting Agreement (the "Underwriting Agreement") with certain underwriters (the "Underwriters"), pursuant to which the Underwriters purchased 14,000,000 of Finance Trust I's Preferred Securities, designated as its 7 3/8% Capital Securities (the "Capital Securities"). In connection therewith, the Company purchased 432,990 of Finance Trust I's 7 3/8% Common Securities (the "Common Securities"). Finance Trust I is to use the proceeds of the sale of the Capital Securities and the Common Securities to purchase $360,824,750 aggregate principal amount of the Company's Debt Securities, designated the 7 3/8% Junior Subordinated Deferrable Interest Debentures due 2029 (the "Junior Subordinated Debentures").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture, dated as of February 19, 1999, between the Company and The First National Bank of Chicago, as indenture trustee, and the related Officer's Certificate, dated February 19, 1999 (collectively, the "Indenture"); (iii) the Debenture Purchase Agreement, dated February 11, 1999, between the Company and Finance Trust I (the "Debenture Purchase Agreement");
(iv) the Guarantee Agreement, dated February 19, 1999, between the Company and The First National Bank of Chicago, as guarantee trustee (the "Guarantee Agreement"); (v) the Amended and Restated Declaration of Trust of Finance Trust I, dated February 19, 1999, among the Company, as Sponsor, the Trustees as defined therein, and the holders, from time to time, of undivided beneficial interests in Finance Trust I (the "Amended Declaration"); (vi) the Underwriting Agreement; (vii) the Amended and Restated Articles of Incorporation and the Bylaws of the Company as currently in effect; (viii) the Certificate of Trust of Finance Trust I filed with the Secretary of State of the State of Delaware;
(xi) specimens of the Capital Securities and the Junior Subordinated Debentures; and (x) certain resolutions of the Board of Directors of the Company and the Pricing Committee thereof, relating to the transactions contemplated by the Registration Statement, the Trusts and related matters. We have also examined originals or copies, certified or otherwise identified to our

UnionBanCal Corporation
February 19, 1999
Page 3


satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Trusts, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

          As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, Finance Trust I and others.

          We do not express any opinion as to the laws of any jurisdiction other than the laws of the States of California, Delaware and New York.

          Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The issuance and sale of the Junior Subordinated Debentures have been duly authorized by the Company, and the Junior Subordinated Debentures, when executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the Debenture Purchase Agreement, and so long as the terms of the Junior Subordinated Debentures do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so long as the terms of the Junior Subordinated Debentures comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, will be valid and binding obligations of the Company

UnionBanCal Corporation
February 19, 1999
Page 4


entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) we express no opinion regarding the enforceability or effect of Section 6.6 of the Indenture.

          2. The Capital Securities have been duly authorized for issuance by the Amended Declaration and when issued, executed and authenticated in accordance with the Amended Declaration and delivered and paid for in accordance with the Underwriting Agreement, subject to the qualification set forth herein, will be validly issued, fully paid and nonassessable preferred undivided beneficial interests in the assets of Finance Trust I. We bring to your attention, however, that the holders of the Capital Securities of Finance Trust I may be obligated, pursuant to the Amended Declaration, to make payments, including (a) to provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) to provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Amended Declaration) to exercise its rights and powers under the Amended Declaration.

          3. The Guarantee Agreement has been duly authorized, executed and delivered by the Company, and, so long as the terms of the Guarantee Agreement do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so long as the terms of the Guarantee Agreement comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is

UnionBanCal Corporation
February 19, 1999
Page 5


considered in a proceeding at law or in equity), and (b) we express no opinion regarding the enforceability or effect of Section 8.2 of the Guarantee Agreement.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP